EXHIBIT 99.01

FOR IMMEDIATE RELEASE

MOBILE MINI, INC. REPORTS RECORD 2004 FOURTH QUARTER AND YEAR
Diluted EPS of $0.47 in Q4 and $1.40 in ’04 Far Exceed Expectations;
Raises Guidance for 2005 to $1.70 to $1.75 Per Diluted Share (exclusive of stock option expense);
To Open 49th Branch in Minneapolis

Tempe, AZ – February 24, 2005 — Mobile Mini, Inc. (NASDAQ National Market: MINI) today reported that its financial results for the fourth quarter and the fiscal year ended December 31, 2004 were well in excess of management’s and analysts’ estimates due primarily to continued acceleration in the internal growth rate of the Company’s core leasing business. The internal growth rate reached 22% during the fourth quarter.

Fourth Quarter 2004 vs. Pro forma Fourth Quarter 2003(1)

•	Total revenues increased 14.7% to $47.2 million from $41.1 million;

•	Lease revenues increased 22.8% to $43.1 million from $35.1 million;

•	Lease revenues comprised 91.2% of total revenues compared to 85.2% in the fourth quarter of 2003;

•	EBITDA (earnings before interest expense, tax, depreciation, amortization) of $20.4 million was 29.9% greater than pro forma EBITDA of $15.7 million in the fourth quarter of 2003;

•	Net income rose 49.2% to $7.1 million or $0.47 per diluted share as compared with pro forma net income for the comparable period in 2003 of $4.7 million or $0.33 per diluted share; and,

•	Operating margins increased to 36.3%, from 31.0% in the fourth quarter of 2003 and from 34.2% in the third quarter of 2004.

(1) See the accompanying Condensed Consolidated Statements of Operations for the three and twelve-month periods ended December 31, 2004 for the explanation of the 2003 pro forma numbers and the accompanying reconciliation of the pro forma numbers to actual results.

Other Fourth Quarter Highlights

•	Internal growth (the increase in leasing revenues at locations open one year or more, excluding any growth from acquisitions at those locations) came in at over 22%, compared to 17.7% in the third quarter of 2004 and 7.3% in the fourth quarter of 2003;

•	The average utilization rate was 85.6% compared to 83.3% in the fourth quarter of 2003;

•	Yield (total lease revenues per unit on rent) was 6.6% ahead of last year’s fourth quarter, and the average number of units on rent was up 15.2% versus the final quarter of 2003;

•	Mobile Mini’s funded debt to EBITDA declined significantly to 4.1 to 1 at December 31, 2004. As management had forecasted, this was well below the pro forma 4.4:1 level at September 30, 2004. To keep pace with accelerated customer demand, purchases of lease fleet units amounted to $22.4 million in the fourth quarter of 2004; in the final quarter of 2003, lease fleet purchases totaled $13.2 million;

•	Availability under Mobile Mini’s line of credit was at an all time high of $110 million at year-end.

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Mobile Mini, Inc. News Release February 24, 2005	Page 2

2004 Performance Highlights

•	Revenues reached $168.3 million; EBITDA totaled $67.3 million and diluted earnings per share were $1.40;

•	Internal growth for 2004 was 16.0% compared to 7.4% in 2003;

•	The average utilization rate was 80.7% compared to 78.7% in 2003;

•	Yield rose 4.1% compared to 2003 while the average number of units on rent for 2004 was up 12.1% over the prior year;

•	The lease fleet grew 12.4%, to over 100,000 units from 89,500 one year earlier;

•	Capital expenditures for lease fleet were $76.6 million for the year.

Business Overview

Steven Bunger, Chairman, President & CEO of Mobile Mini, stated, “With an internal growth rate of 22%, the final quarter was far better than we had projected back in November. We saw strong demand for portable storage containers and for wood and steel offices across all of our regions during the fourth quarter. While yield has shown steady improvement throughout the year, that was especially so in the fourth quarter, rising 6.6% over the fourth quarter of 2003. The increase in containers on lease, which averaged 15.2% over the comparable period in 2003, together with rising rental rates, drove the much larger gains in operating margins, EBITDA and diluted earnings per share. This is the essence of our business model in action.”

He went on to say, “Average lease fleet utilization increased to 85.6% in the fourth quarter of 2004 compared to 83.3% in the fourth quarter of 2003. As was the case in the third quarter, this gain factors in greater demand as well as the impact of our fleet optimization program. By readying standby storage assets for deployment, we achieved the benefits of higher utilization and return on invested capital. It should be pointed out that it is our branch practice to promote leasing solutions rather than sales to our customers, so we are not concerned that sales revenue declined as a percent of total revenue in the fourth quarter.”

He concluded, “On all fronts, 2004 was the best year in our history, but we expect 2005 to be considerably better.”

First Quarter Off To A Strong Start

Larry Trachtenberg, Executive Vice President & CFO, pointed out, “With just under two months into 2005, it appears that the favorable trends of 2004 are continuing. Through mid-February, the number of units on rent is running 19.5% ahead of this timeframe last year, an acceleration from our year-over-year growth rate in the fourth quarter. This high growth rate is currently producing a 4% increase in our utilization rate compared to this time last year. We attribute this to exceptionally strong demand from our core customer base, namely long-term renters who incorporate our units into their business and/or operations. In prior years, our fourth quarter surge was primarily attributable to short-term rentals placed with retailers during the holiday season who generally returned holiday units during the first quarter. Having strategically limited our holiday season retail business in 2004, we are seeing the smaller number of first quarter returns being deployed quickly by other customers. We are looking for the first quarter to produce EBITDA of $16 million to $17 million and diluted earnings per share of $0.32 to $0.35, as compared to 2004’s first quarter EBITDA of $13.2 million and diluted earnings per share of $0.22.”

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Mobile Mini, Inc. News Release February 24, 2005	Page 3

New Branches for 2005

In each of the past two years, Mobile Mini entered one new market; in 2003 it was Portland, OR and 2004 it was Detroit, MI. During that timeframe, new locations were less a priority than building containers on lease at existing branches. Having achieved the latter goal, management plans to open new branches at a slightly faster rate, either through the purchase of storage assets on lease or, when not available at the right price, through the establishment of greenfield branches. Plans call for up to four new locations in 2005, the first of which will serve Minneapolis-St. Paul, following the Company’s low-cost start-up formula. Site location and staffing are now in the works with an opening scheduled before the end of the first quarter. Mr. Bunger noted, “We have identified approximately 50 additional domestic markets in which our business model can flourish, some of which are among the largest cities in the country. We hope to enter four of these markets this year and will have several years of geographic expansion opportunities going forward.”

The Business Model

Mobile Mini’s business model involves the expenditure of substantial fixed costs at all of its 48 locations in order to develop an infrastructure to support growth. Operating margins then increase when the number of containers on lease at existing locations increase. Newer locations typically produce lower operating margins until they increase their containers on lease but historically, they are the catalyst for growth in lease revenue and earnings as they mature.

The table below shows operating margins and the return on the invested capital at our various branches sorted by the year they began operations. It illustrates the profitability of branches once they are firmly established. It also shows that older branches produced healthy returns on invested capital.

	After Tax Return on		Operating Margin %
	Invested Capital		(after corporate allocation)
Year Branch	(NOPLAT)		12 months ended
Established	12 months ended December 31,		December 31,
	2004	2003 Pro forma	2004	2003 Pro forma
Pre-1998	16.0%	14.9%	39.4%	38.1%
1998	14.3%	14.9%	40.4%	40.4%
1999	7.0%	6.3%	21.3%	19.3%
2000	10.4%	9.1%	31.1%	27.7%
2001	8.6%	7.3%	25.6%	20.5%
2002	5.9%	2.1%	17.1%	5.5%
2003	(1.0)%	N/A	(1.6)%	(57.6)%
2004	(6.7)%	N/A	(13.3)%	N/A
All Branches	12.0%	11.3%	32.6%	30.7%

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Mobile Mini, Inc. News Release February 24, 2005	Page 4

Mr. Trachtenberg concluded, “The general economic indicators and input from our branch and regional managers indicate that the positive trends in internal growth, utilization and containers on lease that we experienced in the second half of 2004 are continuing. Moreover, due to the continued strengthening of our business in the last couple of months, we now believe that we will achieve more favorable results in 2005 than originally anticipated. Based on current trends, we believe that we can achieve a 14% — 15% internal growth rate in our leasing business. We are therefore raising our 2005 guidance to EBITDA of $80 million to $81 million and diluted per share earnings in the $1.70 to $1.75 range. Our previous guidance had been EBITDA of approximately $77 million and earnings of between $1.58 and $1.62 per diluted share. These 2005 expectations exclude the impact of expensing stock options beginning in the third quarter of 2005, as we are still in the process of evaluating what that impact will be. We are currently estimating our capital expenditure level, which is primarily for lease fleet purchases, in the range of $70 million to $90 million for 2005, but that is subject to change based upon a number of factors, most notably the number of new locations we enter.”

EBITDA and pro forma financial measures, including those that are forward-looking, may be non-GAAP financial measures as defined by Securities and Exchange Commission rules. The method of reconciliation of these measures to the most directly comparable GAAP financial measures can be found in the Company’s report on Form 8-K filed with the SEC on the date of this release.

Conference Call

As previously announced, Mobile Mini will host a conference call today, Thursday, February 24, 2005 at 12:00 Noon ET to review these results and recent corporate developments. To listen to the live call, please go to www.mobilemini.com and click on the Investor Relations section. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call can be accessed for approximately 14 days at Mobile Mini’s website.

Mobile Mini, Inc. is North America’s leading provider of portable storage solutions through its total fleet of over 103,000 portable storage units and portable offices. The Company currently has 48 branches and operates in 28 states and one Canadian province. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap 600 Index.

This news release contains forward-looking statements, particularly regarding operating prospects, expansion opportunities and earnings estimates for 2005 and beyond, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

(See Accompanying Tables)

Mobile Mini News Release February 24, 2005	Page 5

Mobile Mini, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in 000’s except for earnings per share amounts)

	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2004	2003		2003

	Actual	Actual		Pro Forma
Revenues:
Leasing	$43,050		$35,064	$35,064
Sales	3,996		5,745	5,745
Other	135		330	330

Total revenues	47,181		41,139	41,139

Costs and expenses:
Cost of sales	2,507		4,185	4,185
Leasing, selling and general expenses	24,286		21,257	21,257
Florida litigation expense (1)	—		8,218	—
Depreciation and amortization	3,259		2,957	2,957

Total costs and expenses	30,052		36,617	28,399

Income from operations	17,129		4,522	12,740

Other income (expense):
Interest expense	(5,320)		(4,957)	(4,957)

Income before provision for (benefit of) income taxes	11,809		(435)	7,783
Provision for (benefit of) income taxes	4,724		(170)	3,035

Net income (loss)	$7,085	$	(265)	$4,748

Earnings (loss) per share:
Basic	$0.48	$	(0.02)	$0.33

Diluted	$0.47	$	(0.02)	$0.33

Weighted average number of common and common share equivalents outstanding:
Basic	14,628		14,346	14,346

Diluted	15,000		14,346	14,568

Number of shares outstanding	14,683		14,353	14,353

EBITDA	$20,388		$7,479	$15,697

(1)	Florida litigation expense represents legal and other costs expensed during the period related to the defense of the Florida litigation (NUKO Holdings I, LLC v. Mobile Mini) and related litigation discussed in the Company’s prior SEC filings. Pro forma results exclude this litigation expense.

Mobile Mini News Release February 24, 2005	Page 6

Mobile Mini, Inc.
Condensed Consolidated Statements of Operations
(in 000’s except for per share amounts)

	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,
	2004	2003	2003
	Actual	Actual	Pro Forma
Revenues:
Leasing	$149,856	$128,482	$128,482
Sales	17,919	17,248	17,248
Other	566	838	838

Total revenues	168,341	146,568	146,568

Costs and expenses:
Cost of sales	11,352	11,487	11,487
Leasing, selling and general expenses	89,711	79,071	79,071
Florida litigation expense (1)	—	8,502	—
Depreciation and amortization	12,412	11,079	11,079

Total costs and expenses	113,475	110,139	101,637

Income from operations	54,866	36,429	44,931

Other income (expense):
Interest income	—	2	2
Interest expense	(20,434)	(16,299)	(16,299)
Debt restructuring expense (2)	—	(10,440)	—

Income before provision for income taxes	34,432	9,692	28,634
Provision for income taxes	13,773	3,780	11,167

Net income	$20,659	$5,912	$17,467

Earnings per share:
Basic	$1.43	$0.41	$1.22

Diluted	$1.40	$0.41	$1.21

Weighted average number of common and common share equivalents outstanding:
Basic	14,487	14,312	14,312

Diluted	14,783	14,462	14,462

Number of shares outstanding	14,683	14,353	14,353

EBITDA	$67,278	$47,510	$56,012

(1)	Florida litigation expense represents legal and other costs expensed during the period related to the defense of the Florida litigation (NUKO Holdings I, LLC v. Mobile Mini) and related litigation discussed in the Company’s prior SEC filings. Pro forma results exclude this litigation expense.

(2)	The debt restructuring expense includes the write-off of expenses associated with a prior revolving credit agreement and termination of certain interest rate swap agreements during the second quarter of 2003 concurrently with the issuance of $150 million of 9 1/2% Senior Notes due 2013 and the amendment and restatement of Mobile Mini’s $250 million revolving credit facility. Pro forma results exclude debt restructuring expense of $10.4 million ($6.4 million, after tax).

Mobile Mini News Release February 24, 2005	Page 7

Mobile Mini, Inc.
Reconciliation of 2003 Pro Forma Results To Actual Results

	Three months ended December 31, 2003
	(in thousands, except for earnings per share)
	(includes effect of rounding)
		Debt
		Restructuring	Litigation
	Pro forma	Expense	Expense(2)	Actual
Revenue	$41,139	$—	$—	$41,139
EBITDA	15,697	—	(8,218)	7,479
Net income (loss)	4,748	—	(5,013)	(265)
Diluted earnings per share	$0.33	$—	$(0.35)	$(0.02)

	Twelve Months ended December 31, 2003
	(in thousands, except for earnings per share)
	(includes effect of rounding)
		Debt
		Restructuring	Litigation
	Pro forma	Expense(1)	Expense(2)	Actual
Revenue	$146,568	$—	$—	$146,568
EBITDA	56,012	—	(8,502)	47,510
Net income (loss)	17,467	(6,369)	(5,186)	5,912
Diluted earnings (loss) per share	$1.21	$(0.44)	$(0.36)	$0.41

(1) The debt restructuring expense includes the write-off of expenses associated with the prior credit agreement and termination of certain interest rate swap agreements during the second quarter of 2003 concurrently with the issuance of $150 million of 9 1/2% senior notes due 2013 and the amendment and restatement of Mobile Mini’s $250 million revolving credit facility. Pro forma results exclude debt restructuring expense of $10.4 million ($6.4 million, after tax).

(2) Litigation expense represents legal and other costs expensed during the period related to the defense of the Florida litigation (Nuko Holdings I, LLC v. Mobile Mini) and related litigation discussed in the Company’s prior SEC filings. Pro forma results exclude litigation expense.

Mobile Mini News Release February 24, 2005	Page 8

Mobile Mini, Inc.
Condensed Consolidated Balance Sheets
(in 000’s except share amounts)

	December 31,	December 31,
	2004	2003
	(unaudited)	(audited)
ASSETS
Cash	$759	$97
Receivables, net	19,217	15,907
Inventories	17,323	15,059
Lease fleet, net	451,836	382,754
Property, plant and equipment, net	34,320	34,507
Deposits and prepaid expenses	9,073	7,166
Other assets and intangibles, net	6,489	7,083
Goodwill	53,129	52,507

Total assets	$592,146	$515,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$8,900	$7,179
Accrued liabilities	30,038	30,641
Line of credit	125,900	89,000
Notes payable	1,144	1,610
Senior notes	150,000	150,000
Deferred income taxes	59,795	47,357

Total liabilities	375,777	325,787

Commitments and contingencies

Stockholders’ equity:
Common stock; $0.01 par value, 95,000,000 shares authorized, 14,682,991 and 14,352,703 issued and outstanding at December 31, 2004 and December 31, 2003, respectively	147	144
Additional paid-in capital	122,934	116,956
Retained earnings	92,954	72,295
Accumulated other comprehensive loss	334	(102)

Total stockholders’ equity	216,369	189,293

Total liabilities and stockholders’ equity	$592,146	$515,080

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP & Chief Financial Officer Mobile Mini, Inc. (480) 894-6311 www.mobilemini.com		The Equity Group Inc. Linda Latman (212) 836-9609 www.theequitygroup.com

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